EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3/A No. 333-281999) of Aclarion, Inc.,

(2)	Registration Statement (Form S-8 No. 333-265220) of Aclarion, Inc.,

of our report dated April 9, 2025, with respect to the financial statements of Aclarion, Inc. (the Company) included in this Annual Report (Form 10-K) of Aclarion, Inc. for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Haynie & Company

Salt Lake City, Utah

April 9, 2025